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                                                                    EXHIBIT 21.1

                              CYTRX CORPORATION
                       SUBSIDIARIES OF THE REGISTRANT


                                                           Percentage
          Name of Subsidiary      State of Incorporation  of Ownership
          ----------------------  ----------------------  ------------
          Custom Adjuvants, Inc.        Georgia                100%

          Proceutics, Inc.              Delaware               100%

          Vetlife, Inc.                 Delaware               100%

          Vaxcel, Inc.                  Delaware               100%
